Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-58463, 333-91210 and 333-110487) of ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102269, 333-72672, 333-21805, 333-21807, 333-21809, 333-26731, 333-46261, 033-3899, 033-34039, 033-35283, 333-105136) of ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-91210-01 and 333-110487-01) of ChevronTexaco Funding Corporation and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-91210-02 and 333-110487-02) of ChevronTexaco Capital Company and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-91210-03 and 333-110487-03) of Chevron Capital U.S.A. Inc. and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-91210-04) of Chevron Canada Capital Company and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-91210-05) of Chevron Capital Corporation and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 033-14307) of Chevron Capital U.S.A. Inc. and ChevronTexaco Corporation of our report dated February 25, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Francisco, California

March 9, 2004

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